Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Medefile International, Inc’s 2010 Stock Incentive Plan, of our report dated April 15, 2009, with respect to our audit of the financial statements of Medefile International, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
December 15, 2009